                                                                   EXHIBIT 4.3.3

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           SUPPLEMENTAL FELINE PRIDES
                              GUARANTEE AGREEMENT

                                 AHL FINANCING

                          DATED AS OF OCTOBER 29, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

                                                                               PAGE
                                                                               ----
SECTION 1.1    DEFINITION OF TERMS.........................................     2

                                    ARTICLE II

                               CONCERNING THE MERGER

SECTION 2.1    ASSUMPTION OF COMMON SECURITIES GUARANTEE...................     2

                                    ARTICLE III

                             THE ADDITIONAL GUARANTEES

SECTION 3.1    ADDITIONAL COMMON SECURITIES GUARANTEE......................     2
SECTION 3.2    OBLIGATIONS NOT AFFECTED....................................     3
SECTION 3.3    BACK-UP GUARANTEE...........................................     4
SECTION 3.4    WAIVER OF NOTICE AND DEMAND.................................     4
SECTION 3.5    RIGHTS OF HOLDERS...........................................     4
SECTION 3.6    GUARANTEE OF PAYMENT........................................     4
SECTION 3.7    SUBROGATION.................................................     4
SECTION 3.8    INDEPENDENT OBLIGATIONS.....................................     5

                                    ARTICLE IV

                                   SUBORDINATION

SECTION 4.1    RANKING.....................................................     5

                                     ARTICLE V

                                   MISCELLANEOUS

SECTION 5.1    TERMINATION.................................................     5
SECTION 5.2    SUCCESSORS AND ASSIGNS......................................     6
SECTION 5.3    NOTICES.....................................................     6
SECTION 5.4    BENEFIT.....................................................     6
SECTION 5.5    GOVERNING LAW...............................................     6
SECTION 5.6    SEPARABILITY................................................     6
SECTION 5.7    COUNTERPARTS................................................     7
SECTION 5.8    EFFECTIVENESS...............................................     7

     SUPPLEMENTAL FELINE PRIDES GUARANTEE AGREEMENT, dated as of October 29, 1999 (this "Agreement") among The Allstate Corporation, a Delaware corporation (the "Additional Guarantor"), A.P.L. Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Additional Guarantor (the "Successor Guarantor" or "Merger Sub") and American Heritage Life Investment Corporation, a Florida corporation (the "Original Guarantor" or "AHLIC").

     WHEREAS, pursuant to an indenture dated as of June 23, 1997, as supplemented by a first supplement dated as of June 23, 1997 (the "Indenture"), a purchase contract agreement (the "Purchase Contract Agreement"), a pledge agreement, (the "Pledge Agreement"), a preferred securities guarantee (the "Preferred Securities Guarantee Agreement") and a common securities guarantee (the "Common Securities Guarantee Agreement"), all dated as of June 27, 1997 (the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Preferred Securities Guarantee and the Common Securities Guaranty, as they may be amended or modified, are collectively referred to as the "Prides Documentation"), AHL Financing, a Delaware statutory business trust (the "Trust Issuer"), and AHLIC issued 2,070,000 FELINE PRIDES for an aggregate purchase price, before commissions of $103,500,000;

     WHEREAS, pursuant to the Prides Documentation and related to the FELINE PRIDES, the Trust Issuer issued common securities (the "Common Securities") and preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust Issuer, AHLIC issued a series of junior subordinated debentures (the "Debentures," and, together with the Common Securities, the Preferred Securities and the Purchase Contracts and Certificates (as defined in the Purchase Contract Agreement), the "Securities");

     WHEREAS, pursuant to the Common Securities Guarantee Agreement, AHLIC, the Original Guarantor, irrevocably and unconditionally agreed, to the extent set forth therein, to pay to the Holders of the Common Securities the Guarantee Payments (as defined in the Common Securities Guarantee Agreement) and to make certain other payments on the terms and conditions set forth therein (collectively, the "Common Securities Guarantee");

     WHEREAS, the Original Guarantor intends to consummate a transaction involving the merger (the "Merger") of the Original Guarantor with and into Merger Sub, pursuant to the Agreement and Plan of Merger and Reorganization among the Additional Guarantor, Merger Sub and the Original Guarantor dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS, the Additional Guarantor proposes in and by this Agreement to unconditionally and irrevocably guarantee, on a subordinated basis, the Original Guarantor's obligation to pay to the holders of the Common Securities the Guarantee Payments (as that term is defined in the Common Securities Guarantee Agreement) and the other obligations of the Original Guarantor under the Common Securities Guarantee Agreement; and

     WHEREAS, the Additional Guarantor proposes in and by this Agreement to unconditionally and irrevocably guarantee, on a subordinated basis, all of the Successor Guarantor's obligations to make payments under any of the Prides Documentation and to be obligated to the same extent as the Successor Guarantor.

     NOW THEREFORE, in consideration of the premises, the Original Guarantor, the Successor Guarantor and the Additional Guarantor hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1  DEFINITION OF TERMS.

     Unless the context otherwise requires:

     (a) a term defined anywhere in this Agreement has the same meaning throughout;

     (b) the singular includes the plural and vice versa;

     (c) headings are for convenience of reference only and do not affect interpretation;

     (d) the term "Effective Time" shall have the meaning given to it in the Merger Agreement.

                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1  ASSUMPTION OF COMMON SECURITIES GUARANTEE.

     As contemplated by Section 5.1 of the Common Securities Guarantee Agreement, the Successor Guarantor hereby acknowledges that, from and after the Effective Time as successor to the Original Guarantor by operation of law, it will assume all the obligations of the Original Guarantor under the Common Securities Guarantee Agreement.

                                  ARTICLE III
                           THE ADDITIONAL GUARANTEES

SECTION 3.1  ADDITIONAL COMMON SECURITIES GUARANTEE.

     From and after the Effective Time, the Additional Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (as those terms are defined in the Common Securities Guarantee Agreement) (without duplication of amounts theretofore paid by the Trust Issuer, the Original Guarantor, or the Successor Guarantor), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust Issuer may have or assert (the "Additional Common Securities Guarantee"). The Additional Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Original Guarantor to the Holders or by causing the Trust Issuer or the Successor Guarantor to pay such amounts to the Holders.

SECTION 3.2  OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Additional Guarantor under this Agreement with respect to the Common Securities shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Trust Issuer;

     (b) the extension of time for the payment by the Trust Issuer of all or any portion of the Distributions, Repayment Price, Liquidation Distribution (as those terms are defined in the Common Securities Guarantee Agreement) or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Repayment Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Trust Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust Issuer or any of the assets of the Trust Issuer;

     (e) any invalidity of, or defect or deficiency in, the Common Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 3.2 that the obligations of the Additional Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Additional Guarantor with respect to the happening of any of the foregoing.

SECTION 3.3  BACK-UP GUARANTEE.

     From and after the Effective Time, the Additional Guarantor irrevocably and unconditionally agrees to pay in full to the holders of the Securities any payments that the Successor Guarantor is then obligated to pay under the Prides Documentation (without duplication of amounts theretofore paid by the Trust Issuer, the Original Guarantor, or the Successor Guarantor), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust Issuer may have or assert (the "Back-up Guarantee," and together with the Additional Common Securities Guarantee, the "Additional Guarantees"). The Additional Guarantor's obligation to make a payment may be satisfied by direct payment of the required amounts by the Original Guarantor to the holders of the Securities or by causing the Trust Issuer or the Successor Guarantor to pay such amounts to the holders.

SECTION 3.4  WAIVER OF NOTICE AND DEMAND.

     The Additional Guarantor hereby waives notice of acceptance of this Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust Issuer, the Successor Guarantor or any other person before proceeding against the Additional Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 3.5  RIGHTS OF HOLDERS.

     The Additional Guarantor expressly acknowledges that any holder of Securities may institute a legal proceeding directly against the Additional Guarantor to enforce its rights under this Agreement, without first instituting a legal proceeding against the Trust Issuer or any other person.

SECTION 3.6  GUARANTEE OF PAYMENT.

     This Agreement creates a guarantee of payment and not of collection.

SECTION 3.7  SUBROGATION.

     The Additional Guarantor shall be subrogated to all rights, if any, of the holders of Securities against the Trust Issuer in respect of any amounts paid to such holders by the Additional Guarantor under these Additional Guarantees; provided, however, that the Additional Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement. If any amount shall be paid to the Additional Guarantor in violation of the preceding sentence, the Additional Guarantor agrees to hold such amount in trust for the holders and to pay over such amount to the holders.

SECTION 3.8  INDEPENDENT OBLIGATIONS.

     The Additional Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust Issuer with respect to the Securities, and that the Additional Guarantor shall be liable as principal and as debtor hereunder to make payments pursuant to the terms of this Agreement.

                                   ARTICLE IV
                                 SUBORDINATION

SECTION 4.1  RANKING.

     These Additional Guarantees will constitute unsecured obligations of the Additional Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Additional Guarantor except those liabilities of the Additional Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Additional Guarantor and with any guarantee now or hereafter entered into by the Additional Guarantor in respect of any preferred or preference stock of any Affiliate (as that term is defined in the Common Securities Guarantee Agreement) of the Additional Guarantor, and (iii) senior to the Additional Guarantor's common stock.

                                   ARTICLE V
                                 MISCELLANEOUS

SECTION 5.1  TERMINATION.

     This Agreement shall terminate upon (i) full payment of the Repayment Price of all Common Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Common Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration (as that term is defined in the Common Securities Guarantee Agreement) upon liquidation of the Trust Issuer. Notwithstanding the foregoing, these Additional Guarantees will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Securities must restore payment of any sums paid under the Securities or under these Additional Guarantees.

SECTION 5.2  SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Additional Guarantor and shall inure to the benefit of the holders of the Securities then outstanding.

SECTION 5.3  NOTICES.

     All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

     (a) If given to the Additional Guarantor, at the Additional Guarantor's mailing address set forth below (or such other address as the Additional Guarantor may give notice of to the holders of the Securities):

         Treasurer
         3075 Sanders Road, Suite G2H
         Northbrook, Illinois 60062-7127

     (b) If given to any holder of Securities, at the address set forth on the books and records of the appropriate issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which not notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4  BENEFIT.

     These Additional Guarantees are solely for the benefit of the holders of the Securities and are not separately transferable from the Securities.

SECTION 5.5  GOVERNING LAW.

     This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

SECTION 5.6  SEPARABILITY.

     In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

SECTION 5.7  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 5.8  EFFECTIVENESS.

     (1) This Agreement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto, and
(ii) the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AMERICAN HERITAGE LIFE INVESTMENT
                                          CORPORATION

                                          By: /s/ T. O'NEAL DOUGLAS
                                            ------------------------------------
                                            Name: T. O'Neal Douglas
                                            Title: Chairman and CEO

                                          THE ALLSTATE CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          A.P.L. ACQUISITION CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer